UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 02, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Promissory Note with Brown Family Enterprises LLC

On October 2, 2026, Generation Income Properties, Inc. (the “Company”), through its operating partnership, Generation Income Properties, L.P. (the “Operating Partnership”), amended its secured loan from Brown Family Enterprises LLC (the “Holder”) pursuant to a First Amendment to Amended and Restated Secured Promissory Note between the Operating Partnership and the Holder (the “Amendment”). The Amendment, which is effective as of October 14, 2026, amends the Operating Partnership’s previously disclosed Amended and Restated Secured Promissory Note, dated July 21, 2023, in the original principal amount of $5.5 million, payable to the Holder (the “Note”). The Note is secured by assets of the Operating Partnership pursuant to the Amended and Restated Security Agreement, dated July 21, 2023, between the Operating Partnership and the Holder (the “Security Agreement”).

Pursuant to the Amendment, the Operating Partnership and the Holder agreed to extend the Maturity Date of the Note from October 14, 2026 to October 14, 2027. The Note continues to bear interest at a fixed rate of 9% per annum, simple interest, payable monthly, and the other payment terms of the Note remain unchanged.

In the Amendment, the parties acknowledged the Operating Partnership’s $300,000 principal payment on the Note made on July 6, 2026, and confirmed that the outstanding principal balance of the Note as of September 28, 2026 was $5.2 million. The Amendment does not capitalize accrued interest or increase the indebtedness under the Note. The Holder also confirmed that no default or event of default exists under the Note as of the date of its execution of the Amendment.

Except as expressly amended by the Amendment, the Note and the Security Agreement remain unchanged and in full force and effect, and the security interest granted under the Security Agreement continues to secure the Operating Partnership’s obligations under the Note, as amended.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Secured Promissory Note, effective as of October 14, 2026, by and between Generation Income Properties, L.P. and Brown Family Enterprises LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 3, 2026, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	October 5, 2026	By:	/s/ David Sobelman
David Sobelman Chief Executive Officer